UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 18, 2012

Avon Products, Inc.
(Exact name of registrant as specified in charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1345 Avenue of the Americas
New York, New York 10105-0196
(Address of principal executive offices) (Zip Code)
(212) 282-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2012, the Board of Directors of Avon Products, Inc. (the “Company”) elected Charles H. Noski to the Board effective immediately. Mr. Noski has also been appointed to serve on the Audit Committee of the Board of Directors. As a non-management director, he will be compensated for his services in the manner described under “Director Compensation” in the Company's Proxy Statement, dated April 3, 2012.

Mr. Noski, age 60, served as Vice Chairman of Bank of America Corporation from June 2011 until his retirement in September 2012, having served previously as Executive Vice President and Chief Financial Officer from May 2010 to June 2011. Prior to that, Mr. Noski served as Corporate Vice President and Chief Financial Officer of Northrop Grumman Corporation from 2003 to 2005 and served on its board of directors from 2002 to 2005. Prior to that, he served as AT&T Corporation's Senior Executive Vice President and Chief Financial Officer from 1999 to 2002 and as Vice Chairman of the board of directors during 2002. Earlier in his career, Mr. Noski was President, Chief Operating Officer and Chief Financial Officer of Hughes Electronics Corporation and a partner with Deloitte & Touche LLP. Mr. Noski is a director of Avery Dennison Corporation and Microsoft Corporation. He previously served as a director of Air Products and Chemicals, Inc. from 2000 to 2004 and 2005 to 2010, Automatic Data Processing, Inc., from 2008 until 2010, and Morgan Stanley from 2005 to 2010.

(Page 2 of 3 Pages)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.
(Registrant)

By	/s/ Jeff Benjamin
Name: Jeff Benjamin
Title: Senior Vice President and
General Counsel

Date: September 18, 2012

(Page 3 of 3 Pages)